SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 23, 2003



                        International DisplayWorks, Inc.
                        --------------------------------
             (Exact name of registrant as specified in its charter)



           Delaware                     0-27002               94-3333649
           --------                     -------               ----------
(State or other jurisdiction of       (Commission          (I.R.S. Employer
 incorporation or organization)       File Number)        Identification No.)



                           599 Menlo Drive, Suite 200
                            Rocklin, California 95765
                                 (916) 415-0864
                                 --------------
          (Address and telephone number of principal executive offices)





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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

     On December 23, 2003, International DisplayWorks, Inc. (the "Company") completed its private financing raising $5,000,000, before expenses, through the sale of 3,333,335 shares of restricted common stock at $1.50 per share. The sale of the shares of restricted common stock were made to institutional funds. Roth Capital Partners, LLC acted as the placement agent for the financing and received an eight percent (8%) fee based on gross proceeds and a five (5) year warrant to purchase 166,666 shares of common stock at $1.75 per share. The financing was a straight equity financing and the terms did not contain any re-pricing provisions. The Company will use the net proceeds for working capital and implementation of its operating plans.

     The terms of the private financing are set forth in the form of Securities Purchase Agreement, attached as Exhibit 10.1 and Registration Rights Agreement, attached as Exhibit 10.2. The form of Warrant for the placement agent is attached as Exhibit 4. Under the terms of the Securities Purchase Agreement and Registration Rights Agreement, the Company agreed to prepare and file with the Securities and Exchange Commission a registration statement covering the resale of the securities.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)      Exhibits

         Exhibit Number    Description
         --------------    -----------

                4          Form of Placement Agent Warrant

               10.1        Form of Securities Purchase Agreement

               10.2        Form of Registration Rights Agreement

               99          Press Release Announcing $5 Million Dollar Private
                           Placement

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        INTERNATIONAL DISPLAYWORKS, INC.,
                                        a Delaware Corporation



Dated:  December 23, 2003               /s/ Stephen C. Kircher
                                        ----------------------------------------
                                        Stephen C. Kircher,
                                        Chief Executive Officer
                                        (Principal Executive Officer)